Exhibit 99.1

For immediate release	For More Information:
F. Scott Dueser, Chairman, President & CEO of
First Financial Bankshares, Inc., 325.627.7155

FIRST FINANCIAL BANKSHARES COMPLETES ACQUISITION OF

ORANGE SAVINGS BANK, SSB

ABILENE, Texas, May 31, 2013 – First Financial Bankshares, Inc. (NASDAQ: FFIN) announced today that it has completed the acquisition of Orange Savings Bank, SSB in Orange, Texas, expanding First Financial’s banking operations into a 12th Texas region. First Financial’s banking operations now include 61 locations that span from Hereford in the Panhandle to Orange in southeast Texas.

First Financial acquired Orange Savings Bank for a combination purchase price of $39.2 million in cash and 420,000 shares of First Financial common stock. As of March 31, 2013, Orange Savings Bank had total assets of approximately $437.8 million, total loans of approximately $294.9 million and total deposits of approximately $379.6 million.

“We are very excited about having Orange Savings Bank as part of our family and expanding our company into this very vibrant region of Texas,” said F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares. “We are most impressed with the employees, officers, management and board of this quality bank, who share our same values, philosophies and commitment to outstanding customer service. Orange Savings Bank has experienced solid growth in assets and earnings, is the number one bank in its home market of Orange County with a 40 percent deposit market share, and has excellent growth potential in the Beaumont/Port Arthur markets.”

Stephen Lee, President and CEO of Orange Savings Bank, said the acquisition will benefit customers, employees and the community.

“With its larger size and successful track record, First Financial offers our customers new and expanded services and creates more opportunity for our employees,” Lee said. “Our customers will continue to see the same friendly, local employees and the same strong commitment to the local community. At the same time, we will be able to offer a broader range of banking products and services including expanded depository products, robust mobile banking applications, a larger lending capacity and trust services.”

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that will now operate 12 banking regions with 61 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Mauriceville, Merkel, Midlothian, Mineral Wells, Moran, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Vidor, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with six locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.